UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 12, 2017

FRANCHISE HOLDINGS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	65-0782227
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Rutherford Road

Suite 414

Vaughan, Ontario, Canada L4K 0B2

(Address of principal executive offices)

888-554-8789

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 12, 2017, Franchise Holdings International, Inc. (the “Company”) became aware of an error in the quarterly reports, on Form 10-Q, for the periods ending March 31, 2016, June 30, 2016 and September 30, 2016 and the registration statement on Form S-1/A filed on September 23, 2016 (collectively, the “Filings”). The Company failed to account for an issuance of shares of its common stock made on January 8, 2016 to a consultant who was retained to raise capital. On the date of issuance, the shares had a market value of $102,000. The Company is in the process of adjusting the applicable financial statements and will be filing amended Filings. Until such time as the amended Filings are filed, the financial statements in the previously filed Filings should not be relied upon.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Holdings International, Inc.

Dated: January 17, 2017	By:	/s/ Steven Rossi
Steven Rossi
Chief Executive Officer

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